Exhibit 5.1

28 April 2010

Alpha and Omega Semiconductor Limited Clarendon House 2 Church Street Hamilton HM 11 Bermuda

Dear Sirs,

Alpha and Omega Semiconductor Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with (a) 3,400,000 common shares of the Company being offered by the Company, (b) 762,897 additional common shares which may be sold pursuant to an over allotment option granted to the underwriters (collectively, the “Shares”) and (c) 1,685,985 common shares (the “Issued Shares”) of the Company being offered by certain shareholders of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company adopted by resolutions passed by the shareholders of the Company on 10 February 2010 and 17 March 2010 and effective on the closing of the offering pursuant to the prospectus included in the Registration Statement, minutes of meetings of its directors held on 22 December 2009, 10 February 2010 and 15 March 2010, respectively, minutes of meetings of its shareholders held on 10 February 2010, written resolutions of its shareholders passed on 17 March 2010, and such other resolutions, documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, and (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When approved by the Pricing Committee established by the board of directors of the Company on 22 December 2009 and issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares or in connection with any assessments or calls on such Shares by the Company or its creditors).

3.	The Issued Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Issued Shares or in connection with any assessments or calls on such Issued Shares by the Company or its creditors).

Alpha and Omega Semiconductor Limited

28 April 2010

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman